EXHIBIT 3.(i)


                             ARTICLES OF INCORPORATION

                                      OF

                                AD SYSTEMS INC.

     We, the undersigned natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                      NAME

     The name of this corporation is:  AD SYSTEMS INC.

                                   ARTICLE II
                                    DURATION

     The period of its duration is perpetual.

                                   ARTICLE III
                                    PURPOSES

     The purpose of the corporation shall be to conduct any and all lawful business for which corporations may be organized under the Utah Business Corporation Act as from time to time authorized by its Board of Directors, including but not limited to:

           (a) To engage in the electronics and software industries and as such to manufacture, hold, purchase, or otherwise acquire, buy and sell, both retail and wholesale and to generality deal in articles in the electronics and software industries, and all other articles of merchandise of a kindred nature and all such articles commonly supplied or dealt in by businesses engaged in the electronics and software industry.

         (b) To enter in to any lawful arrangement for sharing profits union of interest, reciprocal association or cooperative association with any corporation, partnership, individual or other for the carrying on of any business into any general or limited partnership for the carrying on of any business.

        (c) To engage in any lawful act or activity for which corporations may be organized under the Utah Business Corporation Act.

     In pursuit of these purposes, the corporation shall have all the powers granted to it by law.

                                 ARTICLE IV
                                   STOCK

     The aggregate number of shares which the corporation shall be authorized to issue is 50,000,000 shares of non-assessable voting common stock having par value of $0.001 (One-Tenth of One Cent). The capital stock of this corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                 ARTICLE V
                          INITIAL CAPITALIZATION

     This corporation shall not commence business until consideration of a value of at least ONE THOUSAND AND NO/100 DOLLARS ($1,000.00) has been received for the issuance of shares.

                                 ARTICLE VI
                         INITIAL OFFICE AND AGENT

      The address of this corporation's initial registered office and the name of its initial registered agent at such address is:

           GERALD A. VAN MONDFRANS
           9500 South 500 West
           Suite #212
           Sandy, Utah 84070

                                ARTICLE VII
                                  DIRECTORS

     The number of Directors constituting the initial Board of Directors of this corporation is three (3). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

         Name                                  Address
         Gerald A. Van Mondfrans               2944  East Manor Crest Court,
                                               Salt  Lake City, Utah 84121

         Bob Hall                              5435  Dunbarton Drive
                                               Salt Lake City, Utah 84107

         Boyd N. Hales                         1432 East Hills Circle
                                               Bountiful, Utah 84010

                                  ARTICLE VIII
                                 INCORPORATORS

     The name and address of each incorporator is:

         Name                                  Address

         Gerald A. Van Mondfrans               2944  East Manor Crest Court,
                                               Salt Lake City, Utah 84121

         Bob Hall                              5435  Dunbarton Drive,
                                               Salt Lake City, Utah 84107

         Boyd N. Hales                         1432 East Hills Circle
                                               Bountiful, Utah 84010

                                    ARTICLE IX
                                PRE-EMPTIVE RIGHTS

      The shareholders of this corporation shall have no preemptive rights to acquire any unissued shares of this corporation.

                                    ARTICLE X
                            MEETINGS OF SHAREHOLDERS

      At any meeting of the shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum and, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by law, by these Articles of Incorporation, or by the By-Laws.

                                    ARTICLE XI
                                 INTERNAL AFFAIRS

     The internal affairs and operation of this corporation shall be governed by the By-Laws.

                                    ARTICLE XII
                                 INITIAL OFFICERS

      The initial officers of the corporation are:

   Name                          Address                     Position

   Gerald A. Van Mondfrans     2944 East Manor Crest Court   President &
                               Salt Lake City, Utah 84121    Treasurer

   Bob Hall                    5435 Dunbarton Drive          Vice
                               Salt Lake City, Utah 84107    President

   Boyd N. Hales               1432 East Hills Circle        Secretary
                               Bountiful, Utah 84010

     DATED this 22nd day of August, 1984.


                               /s/Gerald A. Van Mondfrans
                               INCORPORATOR


                               /s/Bob Hall
                               INCORPORATOR


                               /s/Boyd N Hales
                               INCORPORATOR

STATE OF UTAH

COUNTY OF SALT LAKE

I, RICK J. SUTHERLAND, a Notary Public, hereby certify that on the 22nd day of August, 1984, Gerald A. Van Mondfrans, Bob Hall and Boyd N. Hales personally appeared before me, who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     DATED this 22nd  day of August, 1984



                /s/Rick J. Sutherland
                Notary
Public
                Residing at: Salt Lake City, Utah

My Commission Expires:
4-27-87